Nexus BioPharma Announces Agreement with TransChem for Kinase Inhibition Technology

MONTCLAIR, N.J., Oct. 7, 2016 /PRNewswire/ -- Nexus BioPharma, Inc. (OTC-BB NEXS), a company specializing in the development of a weight loss drug therapy, announced today that it has reached an agreement with TransChem, Inc. to license TransChem's proprietary transition state chemistry technology for kinase inhibition.

Kinases are enzymes that regulate essential cellular processes. The U.S. Food and Drug Administration's milestone approval in 2001 of the first kinase inhibitor, imatinib, was followed by a steady approval of kinase inhibitors over the next 10 years. To date, The FDA has approved 28 small-molecule kinase inhibitors, half of which were approved in the last 3 years.

Warren C. Lau, President and CEO of Nexus BioPharma, Inc. stated, "We are pleased to acquire this groundbreaking technology that will not only enable us to develop our second generation weight loss preparation but will make Nexus a major player in the development of safer and more effective kinase inhibitors for a wide variety of conditions in this rapidly growing sector of the pharmaceutical market."

The overall kinase inhibitor market is estimated by BCC Research to reach $40.2 billion in 2016.

About Transition State Chemistry

The transition state is the moment at which the chemical bond decides if it will break or reform. It is the exceedingly short time during which there is an equal probability of nudging atoms to form new products or returning them to their original configuration. By replicating a shape that exists for the femtosecond lifetime of the transition state, and creating a chemical copy of that shape, it becomes possible to completely halt the action of the enzyme and freeze an enzymatic reaction. These synthetic mimics are called "transition-state analogs" and are as powerful as any enzyme inhibitors ever created. Because they are specific and required in extremely small doses, transition-state analogs provide an approach that could revolutionize how drugs are developed.

About Nexus BioPharma www.nexusbiopharma.com

Nexus BioPharma, Inc. is developing a revolutionary new weight loss drug that works by adjusting the body's metabolism to increase the burning of fat by activating the AMPK metabolic pathway, the same pathway activated by intense physical exercise.

The underlying biochemistry was described in an article in the journal Cell Metabolism by Claire C. Bastie, and Jeffrey E. Pessin, entitled "Fyn-Dependent Regulation of Energy Expenditure and Body Weight Is Mediated by Tyrosine Phosphorylation of LKB1". Cell Metab. 2010 Feb 3;11(2):113-24

In completed pre-clinical trials of the pharmaceutical activation of this pathway, test subjects showed reduced fat mass with no loss of lean muscle mass, plus a higher rate of energy expenditure, increased insulin sensitivity, increased fatty acid oxidation, improved plasma and tissue triglyceride levels, with lower cholesterol. Upon translation of this pharmaceutical activation to humans, these effects are expected to have a significant impact on obesity and diabetes.

Using the most advanced high throughput screening technology, Nexus BioPharma has identified small molecule compounds in a number of discrete chemical structure families that can efficiently activate the pathway. The Company has filed for intellectual property protection on a selection of compounds in a number of discrete chemical backbones. The Company's goal is to advance to pre-IND trials in preparation for FDA human trials of a drug that will safely mimic this effect in humans.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of Nexus BioPharma, and its subsidiary companies.  All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the impact of the proceeds from the private placement on the Company's short term business and operations,; the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

Lara Cely

lara.cely@nexusbiopharma.com

917-524-6107